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                                   $600,000

                               CREDIT AGREEMENT

                                   between

                               BH FUNDING, LLC

                                     and

                               INTERIORS, INC.




                            Dated February 7, 1997





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    ----------------------------------------------------------------------

                               CREDIT AGREEMENT

          THIS AGREEMENT is made as of February 7, 1997, by and between BH Funding, LLC, a Delaware Limited Liability Company (the "Lender"), and Interiors, Inc., a Delaware corporation (the "Borrower").

SECTION 1.  DEFINITIONS

          1.1. Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

         "Affiliate" of a Person shall mean any Person controlling, controlled by, or under common control with, such person.

         "Bankruptcy Law" shall mean Title 11 of the U.S. Code, as in effect from time to time, or any similar Federal or state law for the relief of debtors.

         "Borrowing Date" shall mean the date of any borrowing by the Borrower pursuant hereto.

         "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required by law to close in New York City.

         "Debt" shall mean any indebtedness, contingent or otherwise, of the Borrower, including, without limitation, (i) indebtedness evidenced by guarantees or in effect guarantees by the Borrower of Debt of any other Person,
(ii) indebtedness evidenced by notes, debentures, bonds or similar instruments or letters of credit, (iii) indebtedness representing the deferred and unpaid balance of the purchase price of any property or interest therein and obligations of the Borrower under any agreement to lease, or lease of, any real or personal property in each case which, in accordance with generally accepted accounting principles then in effect, appears as a liability upon a balance sheet of the Borrower, and (iv) obligations of the Borrower under interest rate swaps, caps, collars, calls and similar arrangements, and foreign currency hedges entered into in respect of any indebtedness or obligations.

         "Default" shall mean any event which, with the giving of notice or lapse of time or both, would constitute an Event of Default.

         "Event of Default" shall have the meaning assigned to it in
Section 6.1.

         "Governmental or Regulatory Body" means any government or political subdivision thereof, whether federal, state, county, local or foreign, or any agency, authority or instrumentality of any such government or political subdivision.

         "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing).

         "Loan" shall have the meaning assigned to it in Section 2.1.

         "Material Adverse Effect" or "Material Adverse Change" means any change or changes or effect or effects that individually or in the aggregate are or may reasonably be expected to be materially adverse to (a) the business or the assets, operations, income, prospects or conditions (financial or otherwise) of the Borrower or its Subsidiaries or (b) the ability of the Borrower to perform its obligations under this Agreement.

         "Note" shall have the meaning assigned to it in Section 2.2.

         "Person" shall mean an individual, a corporation, a partnership, a joint venture, a firm, an enterprise, a trust, an unincorporated organization, a government or any agency or political subdivision thereof.

         "Tax" or "Taxes" mean all taxes, charges, fees, levies or other assessments imposed by any federal, state, local or foreign Taxing

Authority, including, without limitation, gross income, gross receipts, income, capital, excise, property (tangible and intangible), sales, transfer, value added, employment, payroll and franchise taxes and such terms shall include any interest, penalties or additions attributable to or imposed on or with respect to such assessments.

        "Termination Date" shall mean April 30, 1998.

SECTION 2.  AMOUNT AND TERMS OF LOAN COMMITMENT AND LOANS

          2.1 The Loan Commitment. Subject to the terms and conditions contained in Section 5 of this Agreement, the Lender agrees to make direct payments on behalf of the Borrower, to the Borrower's creditors(individually, a "Creditor Payment"; collectively, the "Creditor Payments") on a twice monthly basis for a period of one (1) year from the date hereof (the "Loan Commitment Period") in the aggregate principal amount of $600,000(the "Loan Commitment"). The Creditor Payments will begin as of the date hereof and shall continue on a monthly basis until the Termination Date. The Creditor Payments shall be made by Lender on behalf of Borrower, directly to Borrower's creditors in such amounts and during such monthly periods as delineated in the Interiors Creditor Repayment Schedule (the "Schedule"), attached hereto as Exhibit A.

          2.2 The Note. The Loans made by the Lender shall be evidenced by a promissory note of the Borrower substantially in the form of Exhibit B, with appropriate insertions, which shall be payable to the order of the Lender and shall represent the obligation of the Borrower to pay the amount of the Loan Commitment of the Lender. The date and amount of each Loan made by the Lender and each payment of principal with respect thereto will be endorsed by the Lender on the schedule annexed to and constituting a part of the Note, which endorsement, absent manifest error, shall constitute prima facie evidence of the accuracy of the information endorsed. The Note shall (a) be dated the date hereof, (b) be stated to mature on April 30, 1998 (the "Repayment Date") and (c) bear interest for the period from the date of each Loan until paid in full on the unpaid principal amount thereof from time to time outstanding at the rates prescribed in Section 2.6.

          2.3 Repayment of Decor Notes.  Borrower shall within
three (3) business days from the date hereof, utilize a portion of the proceeds of the Loan from Lender to repay in full all of its' obligations under those certain Promissory Notes (the "Decor Notes"), entered into between Borrower and Decor, each dated as of January 14, 1997, the aggregate loaned amount of which totals one hundred eighty three thousand dollars ($183,000). Failure to repay the Decor Notes in accordance with this Section 2.3 shall be deemed an event of default and shall accelerate the Repayment Date, as defined in the Note, to
February   , 1997. The remainder of the proceeds of the Loan shall be utilized in accordance with the terms of the Schedule.

          2.4 Procedure for Borrowing. Borrower may borrow under the Loan Commitment in accordance with the Schedule on a monthly basis during the Loan Commitment Period, provided that the borrowing is substantially in accordance with the Schedule.

          2.5 Optional and Mandatory Prepayment. (a) The Borrower may, at its option, prepay the Note without premium or penalty, in whole or in part, upon at least two Business Day's prior notice to the Lender, specifying the date and amount of prepayment. Such notice shall be irrevocable and the payment amount specified in such notice shall be due and payable on the date specified.

               (b) In the event that the Borrower shall receive proceeds from the exercise of any of Borrower's Common Stock or Preferred Stock
Purchase Warrants (collectively the "Warrants") currently issued and outstanding as of the date hereof, the net cash proceeds of any such exercise (after allowance for any federal, state and local income taxes payable with respect to such exercise of the Warrants) shall be applied by the Borrower as a mandatory prepayment of, first any accrued and unpaid interest on the principal amount of the Note as of the Repayment Date, and second, the outstanding principal amount of the Note.

          2.6 Interest Rates. (a) The Loans shall bear interest (calculated on the basis of a 360-day year for the actual number of days elapsed) on the unpaid principal amount thereof at a rate per annum equal to 15%, payable in full on the Repayment Date.

               (b) If all or a portion of the principal amount of any of the Loans shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue principal amount shall bear interest at the rate of 20% per annum, to the extent permitted by law.

          2.7 Additional Payments. If all of the debts of Borrower, as delineated in the Schedule, are extinguished, and there are funds still available from the Loan Commitment, then those funds may be utilized for other Creditor Payments, arising in the ordinary course of business, of Borrower, without prior approval of Lender. Payments for any purpose other than Creditor Payments may not be made without the prior approval of Lender.

          2.8 Payment. All payments made by the Borrower to the Lender shall be made in federal or other immediately available funds in lawful money of the United States for credit, not later than 12:00 noon, New York time, on the day when due, or in any case by such other reasonable method or at such other address as the Lender shall have from time to time notified the Borrower.

          2.9 Maturity of Loans. The outstanding principal amount of the Loans shall be due and payable on April 30, 1998.

SECTION 3.  COVENANTS

          3.0 Pledge Agreement. As a condition to the execution and delivery of this Agreement by Lender, Borrower shall execute and deliver that certain Pledge Agreement, pledging certain assets to secure Borrower's obligations hereunder, a form of which is attached hereto as Exhibit C.

          3.1 Payment of Note. The Borrower shall pay the principal of, and interest on, the Note on the dates and in the manner provided in the Note.

          3.2 Financial and Business Information. The Borrower covenants and agrees that so long as the Loan Commitment shall be in effect or any Debt under the Note shall be outstanding, the Borrower will deliver to the Lender:

               (a) as soon as available, but not later than 120 days after the close of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower as at the end of such fiscal year and the related consolidated statements of income and retained earnings and changes in financial position of the Borrower for such fiscal year, setting forth in each case in the comparative form the figures for the previous year, reported on by independent certified public accountants of nationally recognized standing selected by the Borrower;

               (b) promptly on their becoming available, any such other financial data, information or reports as from time to time may be furnished to all stockholders of the Borrower in their capacity as stockholders.

          3.3 Notice of Default. If any one or more events occur which constitute a Default or an Event of Default, upon obtaining knowledge thereof, the Borrower will forthwith give notice to the Lender, specifying the nature and status of the Default or Event of Default.

          3.4 Covenants of the Borrower. The Borrower covenants and agrees that from and after the date hereof:

               (a) The Borrower and its Subsidiaries shall continue to conduct their business and affairs in the ordinary course of business and shall not enter into any agreement, commitment, instrument or contract or take any action out of the ordinary course of business.

SECTION 4.  REPRESENTATIONS AND WARRANTIES

          In order to induce the Lender to enter into this Agreement and to make the Loans hereunder, the Borrower hereby represents and warrants as follows:

          4.1 Organization and Qualification. Each of the Borrower and its direct and indirect subsidiaries ("Subsidiaries") is a corporation validly existing and in good standing under the laws of the state of its incorporation, and has all requisite corporate power and authority to (a) own, lease and operate its properties and assets as they are now owned, leased and operated and
(b) carry on its business as now presently conducted and as proposed to be conducted. Each of the Borrower and its Subsidiaries is duly qualified to do business in each jurisdiction in which the nature of its business or properties makes such qualification necessary, except where the failure to do so would not have a Material Adverse Effect.

          4.2. Validity and Execution of Agreement. The Borrower has the full legal right, capacity and power and all requisite corporate authority and approval required to enter into, execute and deliver this Agreement and any other agreement or instrument contemplated hereby, and to perform fully its respective obligations hereunder and thereunder. The board of directors of the Borrower has approved the transactions contemplated pursuant to this Agreement and each of the other agreements required to be entered into pursuant hereto by the Borrower. This Agreement and such other agreements and instruments have been duly executed and delivered by the Borrower and each constitutes the valid and binding obligation of the Borrower enforceable against it in accordance with its terms, subject to the qualifications that enforcement of the rights and remedies created hereby is subject to (i) bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors, and (ii) general principals of equity (regardless of whether such enforcement is considered in a proceedings in equity or at law).

          4.3. No Conflict. Neither the execution and delivery of this Agreement nor the performance by the Borrower of the transactions contemplated hereby will violate or conflict with (a) any of the provisions of the Articles of Incorporation or By-Laws of the Borrower; (b) or result in the acceleration of, or entitle any party to accelerate the maturity or the cancellation of the performance of any obligation under, or result in the creation or imposition of any Lien in or upon the assets of the Borrower or constitute a default (or an event which might, with the passage of time or the giving of notice, or both, constitute a default) under any contract, (c) to the best of Borrower's knowledge, any order, judgment, regulation or ruling of any Governmental or Regulatory Body to which the Borrower is a party or by which any of its property or assets may be bound or affected or to the best of Borrower's knowledge, with any provision of any law, rule, regulation, order, judgment, or ruling of any Governmental or Regulatory Body applicable to the Borrower.

          4.4 Litigation. Except as previously disclosed by Borrower to Lender or contained in Borrower's filings with the Securities and Exchange Commission, there are no material outstanding orders, judgments, injunctions, investigations, awards or decrees of any court, Governmental or Regulatory Body or arbitration tribunal by which the Borrower or its Subsidiaries, or any of its securities, assets, properties or business is bound. Except as previously disclosed by Borrower to Lender, there are no material actions, suits, claims, legal, administrative or arbitration proceedings pending or, to the best knowledge of the Borrower, overtly threatened (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) against or affecting the Borrower or any Affiliate thereof, or any of its assets or properties, that, individually or in the aggregate, could, if determined adversely to the Borrower or such affiliate have a Material Adverse Effect, nor, to the best knowledge of the Borrower, are there any facts which are likely to give rise to any such action, suit, claim, investigation or legal, administrative or arbitration proceeding.

          4.5 The Assets. The Borrower owns outright and has good and marketable title to its assets pledged to Lender as collateral for the Loan.

          4.6 Undisclosed Liabilities. To the best of Borrower's knowledge, the Borrower does not have any material liabilities that is not fully and adequately reflected or reserved against on the Borrower's financial statements or covered in full by insurance.

          4.7 Survival. All of the representations and warranties of the Borrower contained herein shall survive the Closing Date until the date upon which the liability to which any claim relating to any such representation or warranty is barred by all applicable statutes of limitations.

SECTION 5. CONDITIONS TO ALL LOANS

         The obligation of the Lender to make a Creditor Payment is subject to fulfillment of the following conditions precedent to the satisfaction of the
Lender:

          5.1 Representations and Warranties. The representations and warranties made by the Borrower in this Agreement and in any certificate, document or financial or other statement furnished at any time hereunder shall be true and correct in all material respects unless stated to relate to a specific earlier date.

          5.2 No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on such date.


SECTION 6.  DEFAULTS AND REMEDIES

          6.1 Events of Default. "Event of Default" whenever used herein means any of the following events:

               (a) the Borrower defaults in the due and punctual payment of principal of, interest on, or any other amount owing in respect of, the Note when and as the same shall become due and payable, and continuance of such default for a period of 5 Business Days after receipt of notice; or

               (b) the Borrower defaults in the performance or observance of any covenant or agreement of the Borrower in this Agreement or the Note and the continuance of such default for a period of 30 calendar days after there has been given to the Borrower by the Lender a written notice specifying such default and requiring it to be remedied; or

               (c) the Borrower shall (i) allow to exist an uncured judgement against Borrower in excess of $50,000 for more than thirty (30) days or (ii) default in the observance or performance of any agreement or condition relating to any such Debt or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause (immediately or with the giving of notice or lapse of time or both) any such Debt to become due prior to its stated maturity; or

               (d) the Borrower, either pursuant to or within the meaning of any Bankruptcy Law: (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property, or (iv) makes a general assignment for the benefit of its creditors; or

               (e) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against the Borrower in an involuntary case, (ii) appoints a custodian of the Borrower for any substantial part of all the property of the Borrower, or (iii) orders the liquidation of the Borrower; and the order or decree remains unstayed and in effect for 60 days.

          The term "Custodian" means any receiver, trustee, assignee, custodian, liquidator or similar official under any Bankruptcy Law.

          6.2 Acceleration of Maturity. If an Event of Default occurs and is continuing, then and in every such case the Lender may, declare the principal of the Note to be due and payable immediately and the Loan Commitment to be terminated, by a notice in writing to the Borrower, and upon any such declaration the principal of the Note shall become immediately due and payable and the Loan Commitment shall be terminated.

SECTION 7.  MISCELLANEOUS


          7.1 Amendments and Waiver. This Agreement and the Note may be amended, and the terms hereof waived, only by a written instrument signed by the parties hereto or, in the case of a waiver, by the party waiving compliance.

          7.2 Notices. Any notice, demand or delivery pursuant to the provisions hereof shall be sufficiently given or made if sent by hand, facsimile transmission or by registered or certified mail, postage prepaid, addressed to the Lender at 750 Lexington Avenue, New York or, except as otherwise expressly provided herein, to the Borrower at 320 Washington Street, Mt. Vernon, New York, or such other address as shall have been furnished to the party giving or making such notice, demand or delivery. Any such notice shall be deemed given when so delivered personally or, if mailed, three days after the date of deposit in the United States mails or one day following the deposit with a reputable overnight courier.

          7.3 Governing Law.  This Agreement shall be governed by,

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and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of law.

          7.4 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          7.5 Successors and Assigns. This Agreement and each document and certificate delivered pursuant thereto shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and permitted assigns, except that neither the Borrower nor the Lender may assign or transfer any of its rights under this Agreement or the Note without the prior written consent of the other.

          7.6 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Lender.

          7.7 Severability. Any provision of this Agreement or the Note which is prohibited, invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, invalidity or unenforceability without invalidating the remaining provisions hereof, and any such prohibition, invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction or any other provision of this Agreement or the Note.


          7.8 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) and the agreements, certificates and other documents delivered pursuant to this Agreement contain the entire agreement among the parties with respect to the transactions

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described herein, and supersede all prior agreements, written or oral, with respect thereto.

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                               INTERIORS, INC.

                                               By: /s/ Max Munn
                                                   -----------------------
                                                   Max Munn
                                                   President

                                               BH FUNDING, LLC

                                               By:  /s/ Randolph Pace
                                                   -----------------------

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

     Schedule attached to Note date February   , 1997, of Interiors, Inc.
                   payable to the order of BH Funding, LLC

                 SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL

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                                                  Amount of Principal          Unpaid                          Notation
Date                     Amount of Loan             Paid or Prepaid         Principal Balance     Total         Made By
----                     --------------             ---------------         ----------------      -----         -------


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